                                                                   EXHIBIT 10.11

                                  RAMBUS INC.

                                1997 STOCK PLAN

                       COMMON STOCK EQUIVALENT AGREEMENT

     This Common Stock Equivalent Agreement (the "Agreement") is made this 20th day of October, 1999, by and between Rambus Inc. (the "Company") and Geoff Tate (the "Recipient"). Unless otherwise defined herein, the terms defined in the Company's 1997 Stock Plan (the "Plan") shall have the same defined meanings herein.

     1.   Award.  The Company hereby awards 250,000 Common Stock Equivalents to
          -----
the Recipient pursuant to this Agreement and Section 12 of the Plan; provided, however, that this Award shall vest in accordance with the following schedule:

          (a) 125,000 of the Common Stock Equivalents shall vest on the date, if any, that the Company determines that more than 20% of the main memory chipsets shipped by Intel Corporation in each of two (2) consecutive calendar quarters implement certain Company interface specifications, subject to the Recipient remaining a Service Provider at such time; and

          (b) 125,000 of the Common Stock Equivalents shall vest in the event that the closing sales price of the Company's Common Stock on Nasdaq (or on any successor exchange upon which the Company's shares of common stock are principally traded) equals or exceeds $200.00 (with such price target adjusted appropriately for any stock splits, stock dividends or other changes in capitalization effected by the Company without receipt of consideration) for thirty (30) consecutive calendar days, subject to the Recipient remaining a Service Provider at such time.

     The Company shall credit a bookkeeping account in the Recipient's name (the "Account"), established for such purpose, with the number of Common Stock Equivalents specified above entered into the Account at such times as specified above.

     2.   Conversion.  Following the earlier of (i) the date two (2) years from
          ----------
the date, if any, that Common Stock Equivalents vest pursuant to Section 1(a) or 1(b), (ii) the date on which the Recipient's status as a Service Provider terminates for any or no reason, or (iii) such earlier date as determined by the Administrator, the Company shall deliver to the Recipient (or to his designated beneficiary, executor or administrator, in the event of his death) a number of Shares equal to the whole number of vested Common Stock Equivalents, if any, credited to the Account at such time; provided, however, that in no event shall this Common Stock Equivalent be converted later than the term set forth in
Section 3.

     3.   Term.  The term of this Common Stock Equivalent shall be ten (10)
          ----
years from the date of grant hereof. This Common Stock Equivalent shall be subject to the terms of the Plan and this Agreement during such term.

     4.   Designation of Beneficiary; Nontransferability.
          ----------------------------------------------

          (a)  Designation of Beneficiary. The Recipient shall have the right by
               --------------------------
will to designate one or more beneficiaries to receive any Shares deliverable pursuant to Section 2 above. If no beneficiary shall be designated or, having been designated, shall not be living at the time delivery of the Shares is to be made, the balance of the Shares shall be delivered to the Recipient's executor or administrator and shall constitute part of the Recipient's estate. If the Company determines that a person to whom Shares are to be delivered is a minor or is mentally or physically incapable of receiving or caring for the Shares that would otherwise be delivered to such person, the Shares may be applied for the benefit of the person (with or without the intervention of a guardian or committee) or, in the case of a minor, may be delivered to a custodian for the minor under the California Uniform Transfer to Minors Act, to the parents or a parent of the minor, to a legal guardian of the minor, or any other person who may have the estate or custody of the minor's person. Any such delivery shall be a complete discharge of the liabilities of the Company under this Agreement.

          (b)  Nontransferability.  Except as provided in subsection (a), the
               ------------------
rights of the Recipient under this Agreement are personal to him or her and no right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge or encumbrance by the Recipient or anyone on his or her behalf and shall not be liable for the debts, contracts, liabilities, engagements or torts of the Recipient. Neither this Agreement nor the establishment of the Account shall create or be construed to create a trust or asset segregation of any kind for the benefit of the Recipient or to create any form of fiduciary relationship between the Company and the Recipient, his named beneficiary or executor or administrator, as the relationship created by this Agreement is that of a general creditor.

     5.   Title and Beneficial Ownership.  Title to and beneficial ownership of
          ------------------------------
all assets in the Account shall at all times remain with the Company, and neither the Recipient nor his named beneficiary or executor or administrator shall have any property interest whatsoever in any specific assets of the Company.

     6.   Entire Agreement; Governing Law.  The Plan is incorporated herein by
          -------------------------------
reference. This Agreement shall in all respects be subject to the terms, definitions and provisions of the Plan. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Recipient with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Recipient. This Agreement shall be governed by California law, except for that body of law pertaining to conflicts of laws.

     THE RECIPIENT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON THE RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS ENGAGEMENT AS A SERVICE PROVIDER.


     RECIPIENT:                              RAMBUS INC:

     /s/ Geoff Tate                          /s/ Ed Larsen
     _______________________                 _____________________________

     Geoff Tate                              Its: Vice President
                                                 _________________________

                                      -3-